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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91808 of Inveresk Research Group,Inc. on Form S-8 of our report dated February 17, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002), appearing in this Annual Report on Form 10-K of Inveresk Research Group, Inc. for the year ended December 31, 2002.


Yours Truly



/s/ Deloitte & Touche
Edinburgh, Scotland
February 17, 2003